Exhibit 99.1

Seer to Remain an Independent Public Company Following Conclusion of Special Committee Review Process

REDWOOD CITY, Calif., October 29, 2026 – Seer, Inc. (Nasdaq: SEER), the pioneer and trusted partner for deep, unbiased proteomic insights, today announced that the Special Committee of Seer’s Board of Directors (the “Special Committee”) has concluded its review process and decided to reject the recent acquisition proposals made to Seer.

“Over the last three months, we have worked closely with our legal and financial advisors to carefully evaluate the unsolicited acquisition proposals that Seer has received, as well as other strategic alternatives, including through a careful assessment of possible interest from alternative potential transaction counterparties,” said independent directors Meeta Gulyani and Nicolas Roelofs, Ph.D., the members of the Special Committee. “We approached this process with no options off the table. Our work was thorough, deliberative and focused on shareholder value. Following this review, we have concluded that a sale of Seer at this time would undervalue the company and our future prospects. We are confident that Seer is well positioned to meet the growing demand for deep, large-scale, unbiased proteomics in the era of AI-biology and we look forward to capturing the opportunities ahead.”

As previously disclosed, on July 28, 2026, Bradley L. Radoff and Michael Torok (together with certain of their affiliates, the “Radoff-JEC Group”) submitted an unsolicited, non-binding proposal to acquire all outstanding shares of Seer’s Class A common stock for $2.55 per share in cash plus a contingent value right. On July 29, 2026, Omid Farokhzad, M.D., Seer’s Chair and Chief Executive Officer, submitted an unsolicited, non-binding proposal to acquire all outstanding shares of Seer’s Class A common stock for $2.45 per share in cash plus two separate contingent value rights.

After careful consideration, the Special Committee determined that both of the unsolicited acquisition proposals fail to reflect Seer’s intrinsic value. As such, the Special Committee has unanimously rejected both unsolicited acquisition proposals.

About Seer, Inc.

Seer, Inc. (Nasdaq: SEER) sets the standard in deep, unbiased proteomics, delivering insights with a scale, speed, precision and reproducibility previously unattainable. Seer’s Proteograph® Product Suite integrates proprietary engineered nanoparticles, streamlined automation instrumentation, optimized consumables and advanced analytical software to overcome the limitations of traditional proteomic methods. Seer’s products are for research use only and are not intended for diagnostic procedures. For more information, visit www.seer.bio.

For more information, please email us at pr@seer.bio.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s prospects, positioning and technology, as well as statements regarding shareholder value and future value creation. These and other risks are described more fully in Seer’s filings with the SEC and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact:

Patrick Schmidt

pr@seer.bio

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Joseph Sala

(212) 355-4449

Investor Contact:

Marissa Bych

investor@seer.bio